                                                                   EXHIBIT 12.01

                       RATIO OF EARNINGS TO FIXED CHARGES



                       RATIO OF EARNINGS TO FIXED CHARGES
                       ----------------------------------

         The following table shows the calculation of the consolidated ratio of earnings to fixed charges of United Dominion Industries Limited and its subsidiaries for each of the periods indicated:

                                                                            Years Ended:                          9 mos.
                                                       --------------------------------------------------------   ended
                                                          1994       1995       1996        1997       1998        1999
                                                       ----------  ---------  ---------  ----------  ---------  ----------
EARNINGS
     Income from cont ops before inc taxes                 77,588     98,965    118,857     133,728    122,557     104,985
     Fixed charges (less preferred dividends)              34,958     33,487     29,564      32,192     45,175      35,393
                                                       ----------  ---------  ---------  ----------  ---------  ----------

                                                          112,546    132,452    148,421     165,920    167,732     140,378
                                                       ==========  =========  =========  ==========  =========  ==========

FIXED CHARGES
     Total interest expense                                26,306     27,757     23,795      26,198     38,866      30,489
     Estimate of interest expense within rental exp.        7,982      5,450      5,456       5,679      5,935       4,639
     Amortization of debt issue costs                         670        280        313         315        374         265
     Preferred stock dividends (tax effected)               8,760      4,403         --          --         --          --
                                                       ----------  ---------  ---------  ----------  ---------  ----------

                                                           43,718     37,890     29,564      32,192     45,175      35,393
                                                       ==========  =========  =========  ==========  =========  ==========

RATIO OF EARNINGS TO FIXED CHARGES                           2.57       3.50       5.02        5.15       3.71        3.97
                                                       ==========  =========  =========  ==========  =========  ==========




                       RATIO OF EARNINGS TO FIXED CHARGES
                       ----------------------------------
                       (UNITED STATES GAAP RECONCILIATION)

         The following table shows the consolidated ratio of earnings to fixed charges of United Dominion Industries Limited and its subsidiaries for each of the periods indicated, as reconciled to United States generally accepted accounting principles:

                                                                             Years Ended:                          9 mos.
                                                       --------------------------------------------------------    ended
                                                          1994       1995       1996        1997       1998        1999
                                                       ----------  ---------  ---------  ----------  ---------  ----------
EARNINGS
     Income from cont ops before inc taxes                 73,663     94,220    114,640     129,455    118,309     100,910
     Fixed charges (less preferred dividends)              34,958     33,487     29,564      32,192     45,175      35,393
                                                       ----------  ---------  ---------  ----------  ---------  ----------

                                                          108,621    127,707    144,204     161,647    163,484     136,303
                                                       ==========  =========  =========  ==========  =========  ==========

FIXED CHARGES
     Total interest expense                                26,306     27,757     23,795      26,198     38,866      30,489
     Estimate of interest expense within rental exp.        7,982      5,450      5,456       5,679      5,935       4,639
     Amortization of debt issue costs                         670        280        313         315        374         265
     Preferred stock dividends (tax effected)               8,760      4,403         --          --         --          --
                                                       ----------  ---------  ---------  ----------  ---------  ----------

                                                           43,718     37,890     29,564      32,192     45,175      35,393
                                                       ==========  =========  =========  ==========  =========  ==========

RATIO OF EARNINGS TO FIXED CHARGES                           2.48       3.37       4.88        5.02       3.62        3.85
                                                       ==========  =========  =========  ==========  =========  ==========